As filed with the Securities and Exchange Commission on September 2, 2015

Registration Nos. 333-205780

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT No. 2
 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Two River Bancorp

(Exact name of registrant as specified in its charter)

New Jersey	20-3700861
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

766 Shrewsbury Avenue
Tinton Falls, NJ  07724
(732) 389-8722

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William D. Moss
President and Chief Executive Officer
766 Shrewsbury Avenue
Tinton Falls, NJ  07724

(732) 389-8722

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edward C. Hogan, Esq. Stevens & Lee Princeton Pike Corporate Center 100 Lennox Drive, Suite 200 Lawrenceville, NJ 08648 (609) 243-6434	Wesley R. Kelso, Esq. Stevens & Lee 111 North Sixth Street Reading, PA 19601 (610) 478-2242

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)	Amount of Registration Fee
Common Stock, no par value (3)			$	$
Debt Securities (4)
Preferred Stock, no par value (3)
Warrants (5)
Units
TOTAL	$30,000,000		$30,000,000	$3,486(6)

(1)	Pursuant to General Instruction II(D) of Form S-3, such indeterminate number of principal amount of Debt Securities (including Senior Debt Securities and Subordinated Debt Securities), Common Stock, Preferred Stock, and Warrants of Two River Bancorp (the “Company”) as shall have an aggregate initial offering price not to exceed $30,000,000 exclusive of accrued interest and dividends, if any. Any securities registered hereby may be sold separately, together, or as units with other securities registered hereunder. There are also being registered hereunder an indeterminate number of shares of Common Stock, Preferred Stock, Warrants and Units and an indeterminate principal amount of Debt Securities of the Company as shall be issuable upon the conversion or exchange of convertible or exchangeable Debt Securities or of shares of convertible or exchangeable Preferred Stock registered hereunder or as shall be issuable pursuant to anti-dilution provisions. Separate consideration may or may not be received for such Common Stock, Preferred Stock, Warrants, Units or Debt Securities.

(2)

The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder. The maximum aggregate offering price will be such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in a maximum aggregate offering price for all securities of $30,000,000, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.

(3)

Shares of Common Stock or Preferred Stock may be issued in primary offerings, upon conversion of debt securities or Preferred Stock registered hereby, or upon the exercise of warrants to purchase Common Stock or Preferred Stock.

(4)	Debt Securities may be offered hereunder in one or more series of senior debt securities or subordinated debt securities.

(5)

There is being registered hereunder an indeterminate principal amount of Warrants representing rights to receive an amount of cash or number of securities that will be determined and as may be sold, from time to time. Includes Warrants which may be purchased by underwriters to cover over-allotments, if any.

(6)

In accordance with Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities registered pursuant to this registration statement include unsold securities in the amount of $30,000,000 that were registered under the registrant’s registration statement on Form S-3 (No. 333-182855) initially filed with the Securities and Exchange Commission on July 26, 2012 and declared effective on August 6, 2012. Pursuant to Rule 415(a)(6), $3,438 of the registration fees previously paid with respect to such unsold securities will continue to be applied to such unsold securities. A filing fee of $48.00 has been paid in connection with the new securities being registered hereunder.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion dated September 2, 2015

PROSPECTUS

$30,000,000

Two River Bancorp

Common Stock
Preferred Stock
Warrants
Debt Securities

Units

We may offer and sell any combination of the securities listed above, in one or more offerings, up to a total dollar amount of $30,000,000 (or the equivalent in foreign currency or currency units). We may offer these securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more prospectus supplements. The debt securities, preferred stock and warrants may be convertible or exercisable or exchangeable for debt or equity securities of the Company or of one or more entities.

We will provide the specific terms of the securities offered in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. Please read this prospectus, the applicable supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus or any prospectus supplement, carefully before you invest in any of our securities.

Our common stock is quoted on the NASDAQ Global Market, under the symbol “TRCB.” On September 1, 2015, the last quoted sale price of our common stock was $9.11 per share. You are urged to obtain current market quotations of the common stock. The applicable prospectus supplement will contain information, where applicable, as to any listing on the NASDAQ Global Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

The securities may be offered and sold on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Based on the 6,811,797 shares of our common stock held by non-affiliates of the Company and the last quoted sale price of $9.02 per share for our common stock on August 19, 2015, the aggregate market value of our common stock held by non-affiliates was $61,442,409. The Company has not offered or sold any securities during the 12 calendar month period ending on the date of this prospectus.

Investing in our securities involves risks. You should carefully consider the Risk Factors referred to on page 5 of this prospectus and set forth in the applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference herein before making any decision to invest in our securities.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 2, 2015

(i)

ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this prospectus, we use the terms “we,” “us,” “our” and the “Company” to refer to Two River Bancorp and its subsidiaries (unless the context indicates another meaning), and the term “Bank” means Two River Community Bank and its subsidiaries (unless the context indicates another meaning).

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any number of the securities described in this prospectus with a total aggregate principal amount or initial purchase price amount of $30,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. You should read this prospectus, the prospectus supplement, and the information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street address are provided under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus that we may provide to you in connection with any offering of our securities described in this prospectus. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.

We may sell our securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents which we may designate from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to be received by the Company. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We are including this statement for the purpose of invoking those safe harbor provisions. Forward-looking statements often include the words “believes,” “continues,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would” and “could.” These forward-looking statements may include, among other things:

●	statements and assumptions relating to financial performance;

●	statements relating to the anticipated effects on results of operations or financial condition from recent or future developments or events;

●	statements relating to our business and growth strategies and our regulatory capital levels; and

●	any other statements, projections or assumptions that are not historical facts.

Actual future results may differ materially from our forward-looking statements, and we qualify all forward-looking statements by various risks and uncertainties we face, some of which are beyond our control, as well as the assumptions underlying the statements, including, among others, the following factors:

●	the strength of the United States economy in general and the strength of the local economies in which we conduct operations and the impact they may have on us and our customers;

●	the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs;

●	the overall quality of the composition of our loan and securities portfolios;

●	electronic, cyber and physical security breaches;

●

legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and impending regulations, changes in banking, securities and tax laws and regulations and their application by our regulators, including the new Basel III capital requirements, and changes in the scope and cost of Federal Deposit Insurance Corporation (“FDIC”) insurance;

●	the effects of, and changes in, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”);

●	inflation, interest rate, market and monetary fluctuations and their effect on the market value of financial assets;

●	fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas;

●

the results of examinations of us by the Federal Reserve and of the Bank by the New Jersey Department of Banking and Insurance and the FDIC, including the possibility that the FDIC may, among other things, require the Bank to increase its capital ratios, increase its allowance for loan losses or to write-down assets;

●

risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations;

●	our ability to control operating costs and expenses;

●	our ability to manage delinquency rates;

●	our ability to retain key members of our senior management team;

●	the costs of litigation, including settlements and judgments;

●	the increased competitive pressures among financial services companies;

●

the timely development of and acceptance of new products and services and the perceived overall value of these products and services by businesses and consumers, including the features, pricing and quality compared to our competitors’ products and services;

●	rapid technological changes and developments;

●	changes in consumer and business spending, borrowing and saving habits and demand for financial services in our market area;

●	the ability of key third-party providers to perform their obligations to us;

●

changes in auditing or accounting policies and practices, as may be adopted by the financial institution regulatory agencies, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board;

●	the occurrence of extraordinary events (such as natural disasters, acts of terrorism, wars, or political conflicts);

●

other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and the other risks described elsewhere herein or in the documents incorporated by reference herein and in our other filings with the SEC; and

●	our success at managing the risks involved in the foregoing.

Some of these and other factors are discussed in the “Risk Factors” section and elsewhere in this prospectus and in the documents incorporated by reference herein. The development of any or all of these factors could have an adverse impact on our financial position and results of operations.

Any forward-looking statements are based upon management’s beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, unless otherwise required to do so by law or regulation. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus or in the documents incorporated by reference herein might not occur, and you should not put undue reliance on any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we may file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers, including the Company, that file electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus, and the information we later file with the SEC that is incorporated by reference in this prospectus will automatically update information previously contained in this prospectus and any incorporated document. Any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed modified or superseded to the extent that a later statement contained in this prospectus or in an incorporated document modifies or supersedes such earlier statement.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC):

	Report(s)	Period(s) of Report(s) or Date(s) Filed

●	Annual Report on Form 10-K	For the fiscal year ended December 31, 2014

●	Quarterly Reports on Form 10-Q	For the quarters ended March 31, 2015 and June 30, 2015

●	Current Reports on Form 8-K	Filed January 28, 2015; February 2, 2015; April 22, 2015; May 13, 2015; May 15, 2015, May 29, 2015, July 16, 2015, July 22, 2015, August 12, 2015 and August 18, 2015

We also incorporate by reference any future documents we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC. In addition, we incorporate by reference the description of our common stock contained in our Registration Statement on Form 8-A that we filed with the SEC on April 3, 2006.

These documents are available without charge to you on the Internet at www.tworiverbank.com or if you call or write to: Investor Relations, Two River Bancorp, 766 Shrewsbury Avenue, Tinton Falls, New Jersey 07724 or (732) 389-8722. Our periodic reports are also available on our website at www.tworiverbank.com. The reference to our website is not intended to be an active link, and the information on our website is not, and you must not consider the information to be, a part of this prospectus.

We have also filed a registration statement with the SEC relating to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information presented or incorporated by reference in the registration statement and its exhibits. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC as described above. The registration statement may contain additional information that may be important to you.

Two River BANCORP

Two River Bancorp, a New Jersey corporation, is a bank holding company headquartered in Tinton Falls, New Jersey. The Company’s principal subsidiary is Two River Community Bank. At June 30, 2015, the Company had total assets of $844.4 million, total deposits of $686.4 million and total shareholders’ equity of $96.3 million. The Company’s principal business is to serve as a holding company for the Bank. As a registered bank holding company, the Company is subject to the supervision and regulation of the Federal Reserve.

The Bank was organized in January 2000 as a New Jersey-chartered commercial bank to engage in the business of commercial and retail banking. As a community bank, the Bank offers a wide range of banking services, including demand, savings and time deposits and commercial, residential and consumer/installment loans to small and medium-sized businesses, not-for-profit organizations, professionals and individuals primarily in Monmouth, Middlesex and Union counties, New Jersey. The Bank also offers its customers numerous banking products such as safe deposit boxes, night depository, wire transfers, money orders, travelers checks, automated teller machines, direct deposit, telephone and internet banking and corporate business services. The Bank currently operates 15 banking offices in Monmouth, Middlesex, and Union Counties, New Jersey. The Bank also operates two regional lending offices in Union and Ocean Counties, New Jersey for the purpose of expanding its presence in those communities.

The Company’s principal executive office is located at 766 Shrewsbury Avenue, Tinton Falls, New Jersey 07724, and the telephone number is (732) 389-8722.

The Company’s website address is www.tworiverbank.com. The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed by the Company with the Securities and Exchange Commission are available free of charge on the Company’s website under the Investor Relations menu. Information on our website should not be treated as part of this prospectus.

RISK FACTORS

An investment in our securities involves significant risks. Before making an investment decision, you should carefully read and consider the risk factors described in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein or therein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

REGULATORY CONSIDERATIONS

The Company is registered as a bank holding company and is subject to regulation by, and the supervision of, the Federal Reserve under the Bank Holding Company Act of 1956, as amended. The Bank is regulated and supervised by the FDIC and the New Jersey Department of Banking and Insurance, and the Bank’s deposits are insured by the FDIC through the Deposit Insurance Fund. Dividends from the Bank are the primary source of funds for payment of dividends to the Company’s shareholders, and as a New Jersey-chartered bank, the Bank is subject to restrictions on the amount of dividends it may pay to the Company. For a discussion of the various limitations on the ability of the Bank to pay dividends to the Company and on the ability of the Company to pay dividends to its shareholders, please refer to the Item 1 “Business” section in our Annual Report on Form 10-K for the year ended December 31, 2014, and to the subsequent reports we have filed with the SEC, which are incorporated by reference in this prospectus.

Depository institutions, such as the Bank, also are affected by various federal and state laws, including those relating to consumer protection and similar matters. For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and specific information relevant to us, please refer to the Item 1 “Business” section in our Annual Report on Form 10-K for the year ended December 31, 2014, and to the subsequent reports we have filed with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended for the protection of depositors and the Federal Deposit Insurance Fund and not for the protection of security holders.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include, among other purposes, contribution to the capital of the Bank to support its lending and investing activities; the repayment of our debt; redemption of our Senior Non-Cumulative Perpetual Preferred Stock, Series C Preferred Stock (the “Series C Preferred Stock”); to support or fund acquisitions of other institutions or branches, if opportunities for such transactions become available; and investments in activities that are permitted for bank holding companies. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings. The applicable prospectus supplement will provide details on the use of proceeds of any specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges and of earnings to fixed charges and preferred dividends for each of the periods indicated is as follows:

	Six Months Ended June 30,		Years Ended December 31,
	2015	2014	2014	2013	2012	2011	2010

Ratio of Earnings to Fixed Charges(1)

Including interest on deposits	3.46	3.63	3.77	3.14	2.65	2.31	1.88

Excluding interest on deposits	14.35	17.65	18.48	16.55	15.09	13.44	11.61

Ratio of Earnings to Fixed Charges and PreferredStock Dividends (2):

Including interest on deposits	3.42	3.54	3.68	3.00	2.50	2.13	1.81

Excluding interest on deposits	13.29	14.66	15.40	11.37	8.70	6.02	6.01

____________________

(1)

For purposes of computing the ratio, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense on all borrowings, including/excluding interest on deposits.

(2)	The calculation is the same as the ratio of earnings to fixed charges except that fixed charges also includes pre-tax earnings required to cover preferred stock dividends.

For the purpose of computing the ratio of earnings to fixed charges and of earnings to fixed charges and preferred stock dividends, “earnings” consist primarily of income from continuing operations before income taxes and fixed charges, “fixed charges” include interest, expensed or capitalized, on borrowings (including or excluding deposits, as applicable), and the interest component of rental expense, and “preferred stock dividends” include pre-tax earnings required to pay the dividends on outstanding preferred stock. As of June 30, 2015, we had 6,000 shares of Series C Preferred Stock outstanding and prior to August 11, 2011, we had 9,000 shares of Series A Preferred Stock outstanding. Preferred stock dividends and any applicable discount accretion amounted to $30,000 and $60,000 for the six months ended June 30, 2015 and 2014, respectively, and amounted to $117,000, $261,000, $448,000, $814,000, and $576,000 for the years ended December 31, 2014, 2013, 2012, 2011 and 2010, respectively.

SECURITIES WE MAY OFFER

The securities that may be offered from time to time through this prospectus are:

●	common stock;

●	preferred stock, which we may issue in one or more series;

●	debt securities, which we may issue in one or more series;

●	warrants entitling the holders to purchase common stock, preferred stock or debt securities; and

●	units consisting of two or more of the other securities described in this prospectus.

We will describe the terms of particular securities that we may offer in the future in a prospectus supplement that we will deliver with this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. In each prospectus supplement we will include, if relevant and material, the following information:

●	type and amount of securities that we propose to sell;

●	initial public offering price of the securities;

●	maturity;

●	original issue discount, if any;

●	rates and times of payment of interest, dividends or other payments, if any;

●	redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;

●	ranking as to priority of payment upon liquidation or right to payment of dividends;

●	voting or other rights, if any;

●

conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

●	names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;

●	compensation, if any, of those underwriters, agents or dealers;

●	details regarding over-allotment options, if any;

●	net proceeds to us;

●	information about any securities exchange or automated quotation system on which the securities will be listed or traded;

●	material United States federal income tax considerations applicable to the securities;

●	any material risk factors associated with the securities; and

●	any other material information about the offer and sale of the securities.

In addition, the applicable prospectus supplement and any related free writing prospectus may add, update or change the information contained in this prospectus or in the documents we have incorporated by reference.

DESCRIPTION OF COMMON STOCK

General

We are authorized by our amended Certificate of Incorporation, referred to in this prospectus as our certificate of incorporation, to issue 31,500,000 shares, consisting of 25,000,000 shares of common stock, without par value per share, and 6,500,000 shares of preferred stock, without par value per share. As of August 31, 2015, there were 7,942,466 shares of our common stock outstanding and 6,000 shares of our preferred stock outstanding. All of the outstanding shares of preferred stock are shares of Series C Preferred Stock, issued to the U.S. Department of the Treasury (the “Treasury”) on August 11, 2011, pursuant to the Small Business Lending Fund program.

Our common stock is listed on the NASDAQ Global Market. Outstanding shares of our common stock are validly issued, fully paid and non-assessable.

Voting Rights

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power, except as may be limited by the New Jersey Business Corporation Act or as our board of directors has provided, or may provide in the future, with respect to the Series C Preferred Stock or any other class or series of preferred stock that the board of directors may authorize in the future. Shares of our common stock have no cumulative voting rights.

Dividends and Repurchases

Holders of our common stock are entitled to receive such dividends as our board of directors may, in its discretion, legally declare, subject to the dividend rights of any outstanding series of preferred stock and certain provisions described below under “Anti-Takeover Provisions.” Our Series C Preferred Stock has, and any other series of preferred stock we issue will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution.

Under the terms of the Series C Preferred Stock, we may declare and pay a dividend on our common stock or other stock junior to the Series C Preferred Stock, or repurchase shares of any such class or series of stock, only if, after payment of such dividend or such repurchase, the dollar amount of our Tier 1 Capital, as defined, would be at least $54.4 million, excluding any subsequent net charge-offs and any redemption of the Series C Preferred Stock (the “Tier 1 Dividend Threshold”), as adjusted to reflect increases in our qualified small business lending over the baseline level. If any dividend payable on the Series C Preferred Stock has not been paid, no dividends may be paid on the common stock and no common stock may be repurchased during that calendar quarter and the next three calendar quarters. If five quarterly dividend payments on the Series C Preferred Stock have not been made, whether or not consecutive, the Treasury will have the right to appoint an observer on the Board of Directors of the Company until at least four consecutive quarterly dividend payments have been made. Under the terms of the Series C Preferred Stock, if the Company fails to declare and pay dividends on the Series C Preferred Stock, the Company may not effect any repurchase, or declare and pay dividends, on preferred shares ranking pari passu with the Series C Preferred Stock, junior preferred shares, or other junior securities, including the common stock, during the current quarter and for the next three quarters, except that, in any such quarter in which the dividend on the Series C Preferred Stock is paid, dividend payments on shares ranking pari passu may be paid to the extent necessary to avoid a breach of a material covenant.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment of that dividend. See “Regulatory Considerations.”

Rights upon Liquidation or Dissolution

Subject to the preferential rights of any other shares or series of capital stock, if we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, holders of our common stock will be entitled to share ratably in our assets legally available for distribution to those holders after the satisfaction of, or provision for, all of our debts and liabilities.

No Preemptive, Conversion or Redemption Rights

Holders of shares of our common stock do not have preemptive rights to subscribe for any new or additional securities, including shares of common stock that we may offer or sell or issue in the future. Holders of shares of common stock have no conversion, exchange or sinking fund rights. Shares of our common stock are not redeemable at our option or at the option of the holders of shares of common stock.

Shareholder Liability

All of our outstanding shares of common stock are fully paid and nonassessable. Under the New Jersey Business Corporation Law, shareholders generally are not personally liable for a corporation’s acts or debts.

Limits on Rights of Shareholders to Bring Derivative and Other Actions

In the second quarter of 2015, our shareholders approved an amendment to our certificate of incorporation that make the provisions of Sections 14A:3-6.1 to 14A:3-6.9 of the New Jersey Business Corporation Act applicable to us and our shareholders. Such provisions restrict the ability of shareholders to bring a derivative action with respect to the corporation or an action against our directors and officers for breach of fiduciary duty to those shareholders who held shares at the time of the alleged action or omission and who continue to hold such shares and require shareholders who own shares with a value of less than $250,000 to post security for expenses related to the action. In addition, such provisions require a shareholder to make written demand on the corporation to take appropriate action at least 90 days prior to commencing any derivative proceeding. Finally, if the independent directors of the corporation evaluate the claim and, after a good faith, reasonable investigation, make a determination that such derivative proceeding is not in the best interest of the corporation, such proceeding must be dismissed on motion by the corporation.

Anti-takeover Provisions

Certain provisions of United States and New Jersey law and certain provisions of our certificate of incorporation and bylaws, as summarized in the following paragraphs, may have anti-takeover effects and could delay, defer, or prevent a tender offer or takeover attempt that a shareholder might consider to be in such shareholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders, and may make removal of the incumbent management and directors more difficult.

Authorized Shares. Our certificate of incorporation authorizes the issuance of 25,000,000 shares of common stock and 6,500,000 shares of preferred stock. These shares of common stock and preferred stock provide our Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the exercise of employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of us. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power to the extent consistent with its fiduciary duty to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of us, and thereby assist members of management to retain their positions.

Classified Board of Directors. Our certificate of incorporation provides for a “classified” Board of Directors of not less than one nor more than 15 members, which number is fixed by the Board of Directors, divided into three classes, serving for terms currently expiring in 2016, 2017, and 2018, respectively, and after such terms, for successive terms of three years each. This provision is designed to assure experience, continuity, and stability in the Board’s leadership and policies. The Board of Directors believes that this can best be accomplished by electing each director to a three-year term and electing only approximately one-third of the directors each year.

The election of directors for staggered terms significantly extends the time required to make any change in control of the Board of Directors and may tend to discourage any surprise or non-negotiated takeover bid for control of the Company. Under the certificate of incorporation, it would take at least two annual meetings for holders of a majority of the Company’s voting securities to make a change in control of the Board of Directors because only a minority (approximately one-third) of the directors will be elected at each meeting.

This provision may tend to perpetuate present management because of the additional time required to change control of the Board. Because the provision will increase the amount of time required for a takeover bidder to obtain control without the cooperation of the Board, even if the takeover bidder were to acquire a majority of our outstanding stock, it may tend to discourage certain tender offers, perhaps including some tender offers that the shareholders may believe would be in their best interests. The classified Board provision applies to all elections of directors and, accordingly, makes it more difficult for shareholders to change the composition of the Board if the shareholders believe such a change is desirable, even in the absence of any third party’s acquisition of voting control. This is especially true in light of the denial of cumulative voting described below.

No Cumulative Voting. Cumulative voting in connection with the election of directors entitles a shareholder to multiply the number of votes to which the shareholder is otherwise entitled by the number of directors to be elected, with the shareholder being able to cast all such votes for a single nominee or distribute them among the nominees as such shareholder sees fit. Under the New Jersey Business Corporation Act, shareholders of a New Jersey corporation do not have the right to cumulative voting unless the corporation’s certificate of incorporation expressly provides for cumulative voting. The Company’s certificate of incorporation does not provide for cumulative voting. The absence of cumulative voting may deter a proxy contest designed either to win representation on the Board of Directors or to remove management because a group or entity owning less than a majority of the voting stock may be unable to elect a single director.

Removal of Directors Only For Cause. The Company’s certificate of incorporation provides that a director may only be removed for cause by either (i) the affirmative vote of holders of a majority of the combined voting power of the then outstanding shares of stock of the Company entitled to vote for the election of directors, voting as a single class, or (ii) by the affirmative vote of a majority of the directors then in office. This provision delays a takeover bidder from acquiring control of the Board of Directors by removing existing directors from the Board even if the takeover bidder were to acquire a majority of our outstanding stock.

Advance Notice of Nominations for Directors and Shareholder Proposals. Our bylaws require that nominations for the election of directors made by shareholders (as opposed to those made by the Board of Directors) and proposals submitted for shareholder approval must be made by written notice delivered to the Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date of the annual meeting of shareholders for the preceding year; provided that if the annual meeting is not scheduled to be held within 30 days before or after the first anniversary date, then the request must be made by the later of (i) the ninetieth day prior to the annual meeting date, or (ii) the tenth day following the date that the annual meeting date is first publicly disclosed. In the case of director nominations, such notice must set forth, among other things, (i) the name, age, business address and residence address of each nominee proposed in the notice, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of capital stock of the Company that are owned of record and those beneficially owned by each nominee, (vi) the name and address of the nominating shareholder; and (vii) the number of shares of capital stock of the Company owned by the nominating shareholder. The nominating shareholder must also provide the Company with all other information the Company may reasonably request to determine whether the nominee would be considered “independent” under the rules and standards applicable to the Company. Nominations and proposals not made in accordance with this procedure will be disregarded.

We believe that this procedure assures that shareholders will have an adequate opportunity to consider the qualifications of all nominees for directors and permit the shareholders’ meetings to be conducted in an orderly manner. It may have the effect, however, of deterring nominations and proposals other than those made by the Board of Directors.

Director Qualifications. The Company’s bylaws require each director of the Company to have his or her principal residence within the State of New Jersey. This may deter persons who are not New Jersey residents from seeking election to the Board of Directors.

Shareholder Rights Plan. In 2011, the Company’s Board of Directors adopted a shareholder rights plan pursuant to which the Company distributed to each shareholder of record on August 1, 2011, a right to purchase from the Company one one-thousandth of a share of the Company’s Series B Junior Participating Preferred Stock at a purchase price of $25.00, subject to adjustment (the “Rights”). The Rights are not exercisable or transferable until certain specified events occur and are covered by a Rights Agreement between the Company and its stock transfer agent. The Rights Agreement is designed to protect shareholders from attempts to acquire control of the Company at an inadequate price. A Right will be distributed with each new share of common stock issued by the Company.

A holder can exercise the Rights to purchase shares of the Series B Preferred Stock if a person, group or other entity acquires 10% or more of the outstanding shares of Company common stock or commences a tender offer or an exchange offer that would result in such person becoming the beneficial owner of more than 10% of the outstanding shares of Company common stock. A holder can also exercise the Rights if the Company’s Board of Directors determines that a person or group who has become a beneficial owner of at least 5.0% of the Company’s common stock or total voting power is an “adverse person,” as defined in the shareholder rights plan.

After the rights become exercisable, the rights (other than rights held by a 10% beneficial owner or an “adverse person”) generally will entitle the holders to purchase either Company common stock or the common stock of the potential acquiror, in lieu of the Series B Preferred Stock, at a substantially reduced price.

The Company can generally redeem the rights at $.001 per right at any time prior to the earlier of the tenth business day following public announcement that a 10% position has been acquired. At any time prior to the date the rights become nonredeemable, the Company’s Board of Directors can extend the redemption period. Rights are redeemable following an “adverse person” determination. The Rights expire on July 20, 2021 unless earlier redeemed.

Special Meetings of Shareholders. Our bylaws provide that special meetings of shareholders may only be called by our Chairman, our President, or our Board of Directors, unless otherwise required by law.

Amendment of Charter and Bylaws. Our certificate of incorporation generally may be amended upon approval by the Board of Directors and the affirmative vote of a majority of votes cast by the shareholders at a duly called meeting of the shareholders at which a quorum is present. Our bylaws may be amended either by the Board of Directors, by a vote of a majority of the whole Board, or by our shareholders, by the affirmative vote of a majority of the votes cast by the shareholders at a duly called meeting of the shareholders at which a quorum is present.

Business Combinations With Certain Persons. The New Jersey Shareholder Protection Act limits our ability to enter into business combination transactions with any interested shareholder for five years following the interested shareholder’s stock acquisition date, unless the board of directors approves the business combination prior to the interested shareholder’s stock acquisition date.

An interested shareholder includes:

●	a beneficial owner, directly or indirectly, of 10% or more of our outstanding voting stock; or

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an affiliate or associate of the Company who, at any time within the five years prior to the date in question was a beneficial owner, directly or indirectly, of 10% or more of the outstanding voting stock.

In addition, we may not enter into a business combination with an interested shareholder at any time, unless one of the following three conditions is met:

●	the board of directors approves the business combination prior to the interested shareholder’s stock acquisition date;

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the business combination is approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock not beneficially owned by that interested shareholder at a meeting called for such purpose; or

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the common shareholders and any preferred shareholders receive consideration for their shares in an amount and form that satisfies the requirements of the act and, prior to the business combination completion date, the interested shareholder has not become a beneficial owner of any additional shares of stock of the corporation except through the limited circumstances provided in the act.

These provisions of the New Jersey Shareholder Protection Act and the significant voting control held by our officers and directors could discourage potential takeover attempts.

Bank Holding Company Act. The Bank Holding Company Act prohibits any person from acquiring direct or indirect control of more than 5% of the outstanding shares of any class of voting stock of the Company or from merging or consolidating with the Company, without prior approval of the Federal Reserve Board.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Shareholder Services.

DESCRIPTION OF PREFERRED STOCK

The complete terms of the preferred stock will be contained in the prospectus supplement and in the applicable amendment to our certificate of incorporation creating one or more series of preferred stock that may be adopted by our board of directors in the future. You should read the applicable amendment to our certificate of incorporation and the prospectus supplement, which will contain additional information and which may update or modify some of the information below.

Our board of directors is authorized to issue up to 6,500,000 shares of preferred stock, in one or more series, without shareholder approval. As of August 31, 2015, there were 6,000 shares of our Series C Preferred Stock issued and outstanding, and no other shares of preferred stock were issued or outstanding. Our Board of Directors has the discretion to determine the designations, rights, preferences, privileges, qualifications and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, liquidation preferences and sinking fund terms, of each series of preferred stock, any or all of which may be greater than the rights of the common stock.

Series C Preferred Stock

Currently, the only shares of preferred stock outstanding are 6,000 shares of Series C Preferred Stock. The Series C Preferred Stock was issued to the Treasury on August 11, 2011 under the Small Business Lending Fund program.

Holders of shares of our SBLF Preferred Stock are entitled to receive, if, as and when declared by our board of directors out of assets legally available for payment, non-cumulative quarterly cash dividends on the SBLF Preferred Stock, payable in arrears on January 1, April 1, July 1 and October 1 of each year. With respect to all distributions, the Series C Preferred Stock ranks senior to common stock and pari passu with all existing preferred stock other than preferred shares that rank junior to any existing preferred shares. Since July 1, 2013, the dividend rate on the Series C Preferred Stock has been 1.00% and will remain fixed at 1.00% until February 2016, when it will increase to 9.00%. We intend to redeem the remaining $6.0 million (6,000 shares) of Series C Preferred Stock in advance of the dividend rate increase in 2016.

Dividends on the Series C Preferred Stock are non-cumulative. If our Board of Directors does not declare a dividend on the Series C Preferred Stock for a particular dividend period, then the holders of the Series C Preferred Stock will have no right to receive any dividend for that dividend period, and we will have no obligation to pay a dividend for that dividend period. Our failure to pay a dividend on the Series C Preferred Stock also will restrict our ability to pay dividends on and repurchase other classes and series of our stock.

Under the terms of the Series C Preferred Stock, the Company is subject to restrictions on declaring and paying dividends and on repurchasing its common stock or other stock junior to the Series C Preferred Stock. See “Description of Common Stock -- Dividends and Repurchases.”

The Series C Preferred Stock has no maturity date. The Company may redeem all or part of the shares of Series C Preferred Stock at any time, subject to the approval of the Federal Reserve. The redemption price will be equal to the aggregate liquidation preference of the Series C Preferred Stock plus accrued but unpaid dividends and a pro rata portion of any lending incentive fee for the quarter during which the redemption occurs. All redemptions must be in an amount at least equal to 25% of the number of originally issued shares of Series C Preferred Stock, or 100% of the then-outstanding shares if the redemption is for less than 25% of the number of shares originally issued.

The shares of Series C Preferred Stock are not subject to any mandatory redemption, sinking fund or other similar provisions. The holders of the Series C Preferred Stock have no right to require the redemption or repurchase of any shares of the Series C Preferred Stock.

Holders of the shares of Series C Preferred Stock do not have any right to exchange or convert their shares of Series C Preferred Stock into shares of common stock or any other security.

The Series C Preferred Stock is non-voting except with respect to matters that could affect the rights of the  holders of the Series C Preferred Stock, such as with respect to the issuance of shares senior to the Series C Preferred Stock, any amendment to our certificate of incorporation that affects the terms of the Series C Preferred Stock, or a merger, share exchange or similar transaction unless the shares of Series C Preferred Stock remain outstanding or are converted into preference securities that retain the former rights, preferences, voting powers, limitations and restrictions of the shares of Series C Preferred Stock.

The Series C Preferred Stock has a liquidation preference of $1,000 per share. In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series C Preferred Stock will be entitled to receive an amount per share equal to the liquidation preference, plus any unpaid dividends to the date of payment. Holders of the Series C Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series C Preferred Stock. If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series C Preferred Stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series C Preferred Stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series C Preferred Stock has been paid in full to all holders of Series C Preferred Stock and the corresponding amounts payable with respect to other shares of parity stock have been paid in full, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series C Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences. For purposes of the liquidation rights, neither the sale, lease, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other entity or by another entity with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Preferred Stock We May Offer

Prior to the issuance of a new series of preferred stock, we will amend our certificate of incorporation by filing a certificate of amendment that will designate the number of shares of that series and the terms of that series. The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our Board of Directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

●	the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

●	the offering price;

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the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

●	any redemption or sinking fund provisions;

●	the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

●	the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

●	the voting rights, if any, of shares of such series;

●	the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

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the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;

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the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

●	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to those of our general creditors. The description of any series of preferred stock that may be issued is qualified by reference to the provisions of the applicable certificate of amendment establishing the terms of such series.

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue, together with other securities or separately, warrants to purchase our common stock or preferred stock. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read any applicable warrant agreements and warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We will file copies of the forms of the warrant agreements and warrant certificates as exhibits to the registration statement of which this prospectus is a part or an amendment thereto, or as exhibits to a Current Report on Form 8-K.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

●	the price or prices at which the warrants will be issued;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the maximum or minimum number of warrants which may be exercised at any time;

●	whether the warrants are to be issued in registered or bearer form;

●	whether the warrants are extendible and the period or periods of such extendibility; and

●	information with respect to book-entry procedures, if any.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

Each warrant will entitle the holder thereof to purchase for cash the amount of shares of common stock or preferred stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).

DESCRIPTION OF DEBT SECURITIES

The following is a description of the material features, terms and provisions of debt securities that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide.

We may issue debt securities from time to time in one or more series. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries (including, without limitation, Two Rivers Community Bank), except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of debt securities to benefit from such distribution as our creditors) is junior to creditors of each subsidiary, including depositors of Two Rivers Community Bank.

We may issue senior debt securities or subordinated debt securities under one or separate indentures, which may be supplemented or amended from time to time. Senior debt securities will be issued under one or more senior indentures and subordinated debt securities will be issued under one or more subordinated indentures. Any senior debt indentures and subordinated debt indentures are referred to individually in this prospectus as the “indenture” and collectively as the “indentures.” The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act, as amended, and may be supplemented or amended from time to time following their execution and will be filed as exhibits to the registration statement of which this prospectus forms a part or incorporated therein by reference.

Any indentures will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.

The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount securities.

We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.

We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a merger, consolidation, change in control or disposition of substantially all of our assets) that might have an adverse effect on our credit quality.

Terms of Debt Securities to be Included in the Prospectus Supplement

The prospectus supplement relating to any series of debt securities that we may offer will set forth the price or prices at which the debt securities will be offered, and will contain the specific terms of the debt securities of that series. These terms may include, without limitation, the following:

●	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

●	the amount of debt securities issued and any limit on the amount that may be issued;

●	the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be issued;

●	if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of those debt securities;

●	the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities will be payable and any rights of extension;

●	the rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear interest, if any;

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the date or dates from which any interest will accrue and the date or dates on which any interest will be payable, the regular related record dates and whether we may elect to extend or defer such interest payment dates;

●	the place or places where payments will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us may be served;

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the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have such an option;

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our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

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the currency or currencies in which the debt securities may be purchased, are denominated and are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions, including whether we or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;

●

whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies or with reference to changes in prices of particular securities or commodities, and the manner in which the amounts are to be determined;

●

any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default, amendments, merger, consolidation and sale, or covenants set forth in the applicable indenture;

●

whether the debt securities will be in registered or bearer form or both and, if in registered form, their denominations, if other than $1,000 and any integral multiple thereof, and, if in bearer form, their denominations, if other than $5,000, and the related terms and conditions;

●

if the debt securities will be issuable only in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

●	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture and any additional or different terms on which the series of debt securities may be defeased;

●	whether and the extent to which the debt securities will be guaranteed, any guarantors and the form of any guarantee;

●	whether the debt securities can be converted into or exchanged for other securities of the Company and the related terms and conditions;

●	whether the debt securities will be sold as part of units consisting of debt securities and other securities;

●	whether the debt securities will be issued in certificated or book-entry form;

●	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;

●	any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities; and

●	any other terms of the debt securities.

Unless otherwise set forth in the applicable prospectus supplement, we will only issue the debt securities in fully registered form without coupons.

Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on the debt securities will initially be payable at the corporate trust office of the trustee.

Interest on debt securities may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States and will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to the interest payment date.

Unless otherwise set forth in the applicable prospectus supplement, the trustee will act as the paying agent. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Unless otherwise set forth in the applicable prospectus supplement, holders may present the debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by us or the security registrar, or exchange for other debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by us for this purpose, which will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We are not required to issue, register the transfer of, or exchange debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities and ending at the close of business on the day of mailing or register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

If the purchase price, or the principal of, or any premium or interest on, any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies or currency units, the restrictions, elections, U.S. Federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Conversion and Exchange

The terms, if any, on which debt securities are convertible into or exchangeable for, either mandatorily or at our or the holder’s option, property or cash, common stock or other securities, whether or not issued by us, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Global Securities

The debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global debt security will be shown on, and transfers of the debt securities will be effected only through, records maintained by the depositary and its participants. The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Subordination

Under the subordinated debt indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined below). The supplemental indenture applicable to the particular series of subordinated debt securities will set forth the terms of such subordination.

The subordinated debt indenture does not limit the amount of Senior Indebtedness that we may incur. “Senior Indebtedness” means any of the following, whether incurred before or after the execution of the subordinated debt indenture:

●	all obligations of ours for the repayment of borrowed or purchased money;

●	all obligations of ours for the deferred purchase price of property;

●	all of our capital lease obligations; and

●	all obligations of the type referred to in the immediately above of other persons that we have guaranteed or that is otherwise our legal liability.

Senior Indebtedness, however, does not include the subordinated debt securities or indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities.

Events of Default, Waiver

An “Event of Default” with respect to a series of debt securities is defined in the indentures as:

●	default for 90 days in the payment of interest on any debt securities of that series;

●	default in payment of principal or other amounts payable on any debt securities of that series when due, at maturity, upon redemption, by declaration of acceleration, or otherwise;

●	default in the deposit of any sinking fund payment, when due by the terms of a series of debt securities;

●	failure by us for 90 days after notice to perform any other covenants or warranties contained in the Indenture applicable to that series;

●	certain events of bankruptcy or reorganization; and

●	any other event of default provided in the applicable supplemental indentures or form of security.

With respect to the senior debt securities, if an Event of Default with respect to one or more series of debt securities occurs and is continuing (other than a default arising out of certain events of bankruptcy or reorganization of the Company), either the trustee or the holders of at least 25% in principal amount of the debt securities of such series then outstanding, treated as one class, may declare the principal of all outstanding debt securities of such series to be due and payable immediately.

With respect to the subordinated debt securities, if a default arising out of certain events of bankruptcy or reorganization of the Company occurs, either the trustee or the holders of at least 25% in principal amount of the subordinated debt securities of such series then outstanding, treated as one class, may declare the principal of all outstanding subordinated debt securities of such series to be due and payable immediately. The subordinated indenture does not provide for any right of acceleration of the payment of the principal of a series of subordinated debt securities upon a default in the payment of principal, premium, if any, or interest or a default in the performance of any covenant or agreement in the subordinated debt securities of that series or in the subordinated indenture. Accordingly, the trustee under the subordinated indenture and the holders will not be entitled to accelerate the maturity of those debt securities upon the occurrence of any of the events of default described above, except for those arising out of certain events of bankruptcy or reorganization of the Company. If a default in the payment of principal, premium, if any, or interest or in the performance of any covenant or agreement in the subordinated debt securities of any series or in the subordinated indenture occurs, the trustee under the subordinated indenture may, subject to certain limitations and conditions, seek to enforce payment of such principal, premium, if any, or interest on the subordinated debt securities of that series, or the performance of such covenant or agreement.

In the case of original issue discount securities, only a specified portion of the principal amount may be accelerated.

Subject to certain conditions such declarations may be annulled and past defaults, except for uncured payment defaults on the debt securities, may be waived by the holders of a majority in principal amount of the outstanding debt securities of the series affected. An Event of Default with respect to one series of debt securities does not necessarily constitute an Event of Default with respect to any other series of debt securities. The indentures provide that the trustee may withhold notice to the holders of the debt securities of any default if the trustee considers it in the interest of the holders of the debt securities to do so. The trustee may not withhold notice of a default in the payment of principal of, interest on or any other amounts due under, such debt securities.

The indentures provide that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the applicable indenture. The trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of the holders of debt securities unless the holders offer the trustee reasonable indemnity against expenses and liabilities.

No holder of any debt security of any series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default, the trustee has failed to take action for 60 days after the holders of not less than 25% in principal amount of the debt securities of such series make written request upon the trustee to institute such action and the holders offer the trustee reasonable indemnity against expenses and liabilities.

The indentures require us to file annually with the trustee a written statement of no default, or specifying any default that exists.

Whenever the indentures provide for an action by, or the determination of any of the rights of, or any distribution to, holders of debt securities, in the absence of any provision to the contrary in the form of debt security, any amount in respect of any debt security denominated in a currency or currency unit other than U.S. dollars may be treated for any such action or distribution as the amount of U.S. dollars that could reasonably be exchanged for such non U.S. dollar amount. This amount will be calculated as of a date that we specify to the trustee or, if we fail to specify a date, on a date that the trustee may determine.

Discharge, Defeasance and Covenant Defeasance

Discharge of Indenture.

An indenture will cease to be of further effect with respect to debt securities of any series issued thereunder, except as to rights of registration of transfer and exchange, substitution of mutilated or defaced debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions and certain obligations of, and payments to, the trustee, if at any time:

●	we have paid the principal, interest or other amounts payable under the debt securities of such series;

●	we have delivered to the trustee for cancellation all debt securities of such series; or

●

the debt securities of such series not delivered to the trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and we have irrevocably deposited with the trustee as trust funds the entire amount in cash or U.S. government obligations sufficient to pay all amounts due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal, interest and other amounts.

The trustee, on our demand accompanied by an officer’s certificate and an opinion of counsel and at our cost and expense, will execute proper instruments acknowledging such satisfaction of and discharging the Indenture with respect to such series.

Defeasance of a Series of Debt Securities at Any Time.

We also may discharge all of our obligations, other than as to rights of registration of transfer and exchange, substitution of mutilated or defaced debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions, under any series of debt securities at any time, which is referred to as “defeasance”

The Company may be released with respect to any outstanding series of debt securities from the obligations to comply with certain restrictive covenants under the applicable indenture identified in the applicable prospectus supplement, and any omission to comply with such obligations will not constitute an event of default. Discharge under these procedures is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if, among other things:

●

 we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest on, other amounts due under, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

●

no event of default with respect to such series of debt securities has occurred and is continuing and, with respect to subordinated debt securities, no event of default with respect to Senior Indebtedness has occurred and is continuing and which permits acceleration; and

●	we deliver to the trustee an opinion of counsel to the effect that:

●

the beneficial owners of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

●

the defeasance or covenant defeasance will not otherwise alter those beneficial owners’ United States federal income tax treatment of principal or interest payments or other amounts due under the series of debt securities being defeased; and

●

in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

Modification of the Indenture; Waiver of Compliance

Each indenture contain provisions permitting the Company and the trustee to modify the indenture or the rights of the holders of debt securities with the consent of the holders of not less than 662/3% in principal amount of each outstanding series of debt securities affected by the modification. Each holder of an affected debt security must consent to a modification that would:

●	change the stated maturity date of the principal of, or of any installment of principal of or interest on, any debt security;

●	reduce the principal amount of, interest on, or any other amounts due under any debt security;

●	reduce the amount of, or postpone the date fixed for, the payment of any sinking fund payment;

●	reduce the portion of the principal amount of an original issue discount security payable upon acceleration of the maturity thereof;

●	reduce any amount payable upon redemption of any debt security;

●	impair the right of a holder to institute suit for the payment of or, if the debt securities provide, any right of repayment at the option of the holder of a debt security;

●	reduce the percentage of debt securities of any series, the consent of the holders of which is required for any waiver or modification; or

●	with respect to the subordinated indenture only, modify the provisions with respect to the subordination of the subordinated debt securities in a manner adverse to the holders.

Each indenture also permits the Company and the trustee to amend the indenture in certain circumstances without the consent of the holders of debt securities to evidence our merger, the replacement of the trustee, to effect changes that do not affect any outstanding series of debt security, and for certain other purposes.

Consolidations, Mergers and Sales of Assets

The Company may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any other corporation, unless either:

●

we are the continuing corporation or the successor corporation is a corporation that expressly assumes the payment of the principal of, any interest on, or any other amounts due under the debt securities and the performance and observance of all the covenants and conditions of the Indenture binding upon us, and

●	we or the successor corporation shall not, immediately after the merger or consolidation, sale or conveyance, be in default in the performance of any covenant or condition.

There are no covenants or other provisions in the indentures that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of the Company, or a sale or conveyance or lease of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, that we would describe in the applicable prospectus supplement.

Governing Law

Unless otherwise specified in an applicable prospectus supplement, the indentures and debt securities will be governed by and construed in accordance with the laws of the State of New Jersey.

DESCRIPTION OF UNITS

The following description summarizes the general provisions of the units that we may offer under this prospectus. One or more prospectus supplements relating to a specific offer of units will provide additional information regarding the terms of the units. You should read any prospectus supplement related to the specific units being offered, as well as the provisions of any units agreements that provide the specific terms of such units.

We may issue units comprised of two or more of the other securities described in this prospectus in any combination and in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The applicable prospectus supplement may describe:

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	United States federal income tax considerations relevant to the units; and

●	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby, from time to time, by one or more of the following methods, or any combination thereof:

●	to or through underwriters or dealers, with or without an underwriting syndicate, for them to offer and sell to the public;

●	directly to one or more purchasers in negotiated purchases or in competitively bid transactions;

●	through designated agents;

●	directly to holders of warrants exercisable for our securities upon the exercise of warrants; or

●	through a combination of any of these methods of sale.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in a prospectus supplement, including:

●	the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them;

●	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters or dealers; and

●	any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to the prevailing market prices; or

●	at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on NASDAQ. Any common stock sold pursuant to a prospectus supplement will be listed on NASDAQ, subject to official notice of issuance. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Stevens & Lee, Princeton, NJ.

EXPERTS

The consolidated financial statements as of December 31, 2014 and 2013 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

$30,000,000

Two River Bancorp

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

PROSPECTUS

September 2, 2015

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by the registration statement of which this prospectus is a part. The Company will bear all of these expenses.

Registration fee under the Securities Act	$48

Legal fees and expenses*	$15,000

Accounting fees and expenses*	$15,000

Printing and other miscellaneous fees and expenses*	$10,000

Total	$40,048

* Estimated solely for the purpose of this Item. Actual expenses may be more or less.

Item 15.     Indemnification of Officers and Directors

The Company has authority under the New Jersey Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. In general, New Jersey law permits a New Jersey corporation to indemnify its directors, officers, employees and agents, and persons serving at the corporation’s request in such capacities for another enterprise, against liabilities arising from conduct, acting in good faith, that such persons reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. However, in any proceeding by or in the right of the corporation to procure a judgment in its favor, no indemnification shall be provided in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper. Notwithstanding the foregoing, no indemnification is permitted to be made to or on behalf of a director, officer, employee or agent if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

Every New Jersey corporation is required to indemnify a director, officer, employee or agent against expenses to the extent that such person has been successful on the merits or otherwise in any proceeding in defense of any claim, issue or matter therein.

The provisions of the New Jersey Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under New Jersey law. However, under the Company’s certificate of incorporation, as authorized by the New Jersey Business Corporation Act, directors and officers of the Company are not personally liable to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders, except that a director or officer is not relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Company or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit. The statute does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The Company’s bylaws provide that the Company shall indemnify each of its officers and directors who is or was a party to or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal or otherwise in respect of any past, present or future matter, by reason of such person serving as an officer, director, employee or agent of the Company at the request of the Company as a director, officer, trustee, employee or agent of any other enterprise; provided that the Company shall not indemnify any such person if a judgment or other final adjudication adverse to such person establishes that the person’s acts or omissions (i) were acts or omissions that such person knew or believed to be contrary to the best interests of the Company or shareholders in connection with a matter to which he had a material conflict of interest, (ii) were not in good faith or involved a knowing violation of law, or (iii) resulted in receipt by such person of an improper personal benefit.

At present, there is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought from the Company, nor is the Company aware of any threatened litigation that may result in claims for indemnification from the Company by any officer or director.

Further, the Company is permitted under the New Jersey Business Corporation Act to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expenses incurred in any proceeding and any liability asserted against him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the New Jersey Business Corporation Act. The Company has purchased and maintains such insurance.

Item 16.          Exhibits

The following exhibits are filed with or incorporated by reference into this registration statement:

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement (1)

3.1	Amended and Restated Certificate of Incorporation of the Registrant *

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014)

3.3

Shareholder Rights Agreement between the Registrant and Registrar and Transfer Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed July 26, 2011)

3.4

Form of Certificate for Senior Non-Cumulative Perpetual Preferred Stock, Series C of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed August 12, 2011)

4.1	Form of Indenture for Senior Indebtedness (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3, No. 333-182855)

4.2	Form of Indenture for Subordinated Indebtedness (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3, No. 333-182855)

4.4	Form of Senior Debt Security(1)

4.5	Form of Subordinated Debt Security(1)

Exhibit Number	Description of Document

4.6	Form of Common Stock Warrant Agreement (incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-3, No. 333-182855)

4.7	Form of Preferred Stock Warrant Agreement(1)

4.8	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4/A filed with the SEC on January 6, 2006)

4.9	Form of Amendment to Articles of Incorporation Creating New Series of Preferred Stock(1)

4.10	Specimen Certificate for Preferred Stock(1)

4.11	Form of Unit Certificate (1)

5.1	Opinion of Stevens & Lee, PC*

8.1	Opinion of Stevens & Lee, PC as to Tax Matters (1)

12.1	Statements Regarding Computation of Ratios*

23.1	Consent of BDO USA, LLP*

23.2	Consent of Stevens & Lee, PC (contained in its opinion filed as Exhibit 5.1)*

24.1	Power of attorney *

25.1	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture for Senior Indebtedness(2)

25.2	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture for Subordinated Indebtedness(2)

*	Previously filed.

(1)	To be filed, if necessary, by an amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
(2)	To be filed separately, if necessary, electronically under 305B2.

Item 17.     Undertakings

(a)     The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     [Intentionally omitted.]

(5)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“TIA”) in accordance with the rules and regulations promulgated by the SEC under Section 305(b)(2) of the TIA.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Two River Bancorp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Tinton Falls in the State of New Jersey, on the 1st day of September, 2015.

TWO RIVER BANCORP

By:	/s/ William D. Moss
William D. Moss
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Frank J. Patock, Jr.*		/s/ William D. Moss
Frank J. Patock, Jr. Chairman of the Board		William D. Moss President, Chief Executive Officer and Director (Principal Executive Officer)
Date:	September 1, 2015	Date:	September 1, 2015

/s/ James M. Bollerman*		/s/ A. Richard Abrahamian
James M. Bollerman		A. Richard Abrahamian
Vice Chairman		Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Date:	September 1, 2015	Date:	September 1, 2015

/s/ Robin Zager*		/s/ Charles F. Butrico, Jr.*
Robin Zager Director and Secretary		Charles F. Butrico, Jr. Director
Date:	September 1, 2015	Date:	September 1, 2015

/s/ Robert E. Gregory*		/s/ Robert B. Grossman*
Robert E. Gregory, Director		Robert B. Grossman, Director
Date:	September 1, 2015	Date:	September 1, 2015

/s/ Joseph F.X. O’Sullivan*		/s/ William F. LaMorte*
Joseph F.X. O’Sullivan, Director		William F. LaMorte, Director
Date:	September 1, 2015	Date:	September 1, 2015

/s/ John J. Perri, Jr.*		/s/ Andrew A. Vitale*
John J. Perri, Jr., Vice Chairman, Director		Andrew A. Vitale, Director
Date:	September 1, 2015	Date:	September 1, 2015

/s/ William Statter*
William Statter, Director
Date:	September 1, 2015

*By /s/ A. Richard Abrahamian

A. Richard Abrahamian
Attorney-in-Fact